Exhibit 99.1

THE CHILDREN’S PLACE REPORTS PRELIMINARY PARTIAL

FOURTH QUARTER SALES RESULTS THROUGH DECEMBER 14, 2024

Secaucus, New Jersey – December 17, 2024 – The Children’s Place, Inc. (Nasdaq: PLCE), an omni-channel children’s specialty portfolio of brands, today announced preliminary partial fourth quarter net sales results for the six-week period starting on November 3, 2024 and ending December 14, 2024.

Net sales for the six-week period starting on November 3, 2024 and ending December 14, 2024 increased 3.4%, compared to the six-week period starting on October 29, 2023 and ending December 9, 2023, which, represents a year-over-year increase, and does improve on the year-to-date trend experienced during the third quarter of fiscal 2024. In terms of channel sales results during the reported six-week period, the Company experienced a decrease in brick-and-mortar revenue due to a lower store count and a smaller than expected decrease in e-commerce revenue as the Company has continued to rationalize its unprofitable promotional strategies, but these decreases were offset by an increase in wholesale revenue.

Comparable retail sales decreased 8.9% for the six-week period starting on November 3, 2024 and ending December 14, 2024, as compared to the six-week period starting on October 29, 2023 and ending December 9, 2023, largely driven by decreases in e-commerce revenue, as the Company proactively sacrificed unprofitable sales to improve profitability.

Preliminary Results

The preliminary net sales results for the part of the fourth quarter of fiscal 2024 in this press release are preliminary, unaudited results that take into account data from only part of the fourth quarter, and reflect certain estimates and assumptions that are subject to change. Our actual results for the part of the fourth quarter set forth above may differ materially from these preliminary results due to the completion of our financial closing procedures, final adjustments and other developments that may arise between the date of this press release and the time that financial results for the fiscal year ending February 1, 2025 are finalized. In addition, the sales, financial and other performance of the Company, and trends stated above in respect thereof, may not continue and/or may change during the remainder of the fourth quarter and/or thereafter. These preliminary financial results should not be viewed as a substitute for full financial statements prepared in accordance with U.S. GAAP.

Forward-Looking Statements

This press release contains or may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements relating to the Company’s strategic initiatives and results of operations, including net sales results, channel sales results and comparable retail sales for the part of the fourth quarter of fiscal 2024. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “project,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. These forward-looking statements are based upon the Company’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results and performance to differ materially. Some of these risks and uncertainties are described in the Company’s filings with the Securities and Exchange Commission, including in the “Risk Factors” section of its annual report on Form 10-K for the fiscal year ended February 3, 2024. Included among the risks and uncertainties that could cause actual results and performance to differ materially are the risk that the Company will be unable to achieve operating results at levels sufficient to fund and/or finance the Company’s current level of operations and repayment of indebtedness, the risk that the Company will be unsuccessful in gauging fashion trends and changing consumer preferences, the risks resulting from the highly competitive nature of the Company’s business and its dependence on consumer spending patterns, which may be affected by changes in economic conditions (including inflation), the risk that changes in the Company’s plans and strategies with respect to pricing, capital allocation, capital structure, investor communications and/or operations may have a negative effect on the Company’s business, the risk that the Company’s strategic initiatives to increase sales and margin, improve operational efficiencies, enhance operating controls, decentralize operational authority and reshape the Company’s culture are delayed or do not result in anticipated improvements, the risk of delays, interruptions, disruptions and higher costs in the Company’s global supply chain, including resulting from disease outbreaks, foreign sources of supply in less developed countries, more politically unstable countries, or countries where vendors fail to comply with industry standards or ethical business practices, including the use of forced, indentured or child labor, the risk that the cost of raw materials or energy prices will increase beyond current expectations or that the Company is unable to offset cost increases through value engineering or price increases, various types of litigation, including class action litigations brought under securities, consumer protection, employment, and privacy and information security laws and regulations, the imposition of regulations affecting the importation of foreign-produced merchandise, including duties and tariffs, risks related to the existence of a controlling shareholder, the risk that the sales, financial and other performance of the Company, and trends stated above in respect thereof, may not continue and/or may change during the remainder of the fourth quarter and/or thereafter, and the uncertainty of weather patterns. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:  Investor Relations (201) 558-2400 ext. 14500